                                                                    EXHIBIT 99.2

STRICTLY CONFIDENTIAL

                [DIAMOND/TRIUMPH AUTO GLASS LOGO]

     DIAMOND TRIUMPH AUTO GLASS, INC. ANNOUNCES SECOND QUARTER 2004 RESULTS

Kingston, PA - August 16, 2004 - Diamond Triumph Auto Glass, Inc. announced today that net sales for the six months ended June 30, 2004 decreased $3.6 million, or 3.2%, to $110.3 million as compared to $113.9 million for the six months ended June 30, 2003. Net sales for the second quarter ended June 30, 2004 decreased $2.9 million, or 4.8%, to $56.9 million as compared to $59.8 million for the second quarter of 2003. Net income for the six months ended June 30, 2004 decreased by $2.5 million, or 86.2%, to $0.4 million from $2.9 million of net income for the six months ended June 30, 2003. Net income for the second quarter ended June 30, 2004 decreased by $1.8 million, or 81.8% to $0.4 million as compared to $2.2 million for the second quarter of 2003. EBITDA for the six months ended June 30, 2004 decreased by $2.2 million, or 22.7%, to $7.5 million from $9.7 million for the six months ended June 30, 2003. EBITDA for the second quarter of 2004 decreased by $.2 million, or 3.7%, to $5.2 million from $5.4 million for the second quarter of 2003.

                        DIAMOND TRIUMPH AUTO GLASS, INC.
                                 ($ IN MILLIONS)

                           SIX MONTHS ENDED             THREE MONTHS ENDED
                               JUNE 30,                      JUNE 30,
                           ----------------             -------------------
                           2004         2003            2004          2003
                           ----         ----            ----          ----
                              (UNAUDITED)                   (UNAUDITED)
Net Sales                 $110.3       $113.9           $56.9         $59.8
Cost of Sales               31.5         34.7            16.3          18.5
                          ------       ------           -----         -----
Gross Profit                78.8         79.2            40.6          41.3
Operating Expenses          72.5         70.9            35.9          36.5
                          ------       ------           -----         -----
Income From Operations      $6.3         $8.3            $4.7          $4.8
                          ======       ======           =====         =====

Net Income                  $0.4         $2.9            $0.4          $2.2
                          ======       ======           =====         =====

EBITDA(1)                   $7.5         $9.7            $5.2          $5.4
                          ======       ======           =====         =====

Total Long-Term Debt       $80.0        $82.0           $80.0         $82.0
                          ======       ======           =====         =====

Norm Harris, Diamond Triumph's Chief Executive Officer, had the following comments regarding the Company. "The Company's operating results have continued to be affected by weaker demand and challenging pricing conditions. We will continue to explore opportunities to broaden our revenue base and leverage costs throughout the organization."

Michael Sumsky, Diamond Triumph's President and Chief Financial Officer added, "Despite weaker industry conditions, the Company maintained positive cash flow during the second quarter and continued to repay debt. At June 30, 2004, the Company had no outstanding balance sheet debt related to our bank credit facility and has accumulated cash reserves."

Diamond Triumph Auto Glass, Inc. headquartered in Kingston, PA, is a leading provider of automotive glass replacement and repair services. Diamond Triumph currently operates 257 company owned automotive glass service centers, approximately 1,100 mobile installation vehicles and six distribution centers in 45 states. For more information about Diamond Triumph, visit the website at www.diamondtriumph.com.

         (1) EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is a measurement of Diamond Triumph's performance that is not required by, or presented in accordance with, GAAP. EBITDA is not a measurement of Diamond Triumph's financial performance under GAAP and should not be considered an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.


                  Diamond Triumph presents EBITDA because it considers it an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry, many of which present EBITDA when reporting their results.

                  Diamond Triumph believes issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. Diamond Triumph believes EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges.

                  Diamond Triumph also uses EBITDA for the following purposes:
                  (i) its executives' compensation plans base incentive compensation payments on its EBITDA performance measured against budgets; and (ii) its credit agreement and its indenture for its Notes use EBITDA to measure Diamond Triumph's compliance with covenants such as interest coverage and debt incurrence. EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Diamond Triumph's results as reported under GAAP. Some of these limitations are:

                  - EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

                  - EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

                  - EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

                  - Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

                  - Other companies in Diamond Triumph's industry may calculate EBITDA differently than Diamond Triumph does, limiting its usefulness as a comparative measure.

                  Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Diamond Triumph to invest in the growth of its business. Diamond Triumph compensates for these limitations by relying primarily on its GAAP results and using EBITDA only supplementally.

                  Reconciliation of EBITDA to net income follows for the periods indicated:
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
                                           Six Months Ended      Three Months Ended
                                               June 30,                June 30,
                                           ----------------      ------------------
                                            2004       2003        2004        2003
                                            ----       ----        ----        ----
                                         (dollars in millions)  (dollars in millions)
   Net income..................              $0.4       $2.9        $0.4        $2.2
   Interest expense...................        4.1        3.6         2.1         1.2
   Depreciation and amortization..            1.2        1.4          .5          .6
   Provision for income taxes......           1.8        1.8         2.2         1.4
                                             ----       ----        ----        ----
        EBITDA........................       $7.5       $9.7        $5.2        $5.4
                                             ====       ====        ====        ====


Contacts:    Michael A. Sumsky, President / Chief Financial Officer
             (570) 287-9915 Ext. 3182